UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of registrant as specified in its charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐               Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On November 20, 2014, Northeast Bancorp (“Northeast”) held its 2014 annual meeting of shareholders.  At the annual meeting, the shareholders elected each of Robert R. Glauber, Adam J. Shapiro and Richard Wayne as a director for a term of three years and until their respective successors are duly elected and qualified. In addition, the shareholders (i) approved, on an advisory, non-binding basis, the named executive officer compensation and (ii) ratified the appointment of Ernst & Young LLP as Northeast’s independent registered public accounting firm for the fiscal year ending June 30, 2015 and (iii) approved, on an advisory, non-binding basis, the frequency of the shareholder vote to approve the compensation of the named executive officers.

The voting results of each of the proposals submitted to the 2014 annual meeting of shareholders are set forth below:

1. To elect the three nominees named in the proxy statement as Class I directors, each to serve for a three-year term and until their respective successors are duly elected and qualified:

	FOR	WITHHOLD	BROKER NON-VOTES
Robert R. Glauber	6,024,460	685,162	1,913,396
Adam J. Shapiro	6,454,153	255,469	1,913,396
Richard Wayne	6,593,655	115,967	1,913,396

2. To approve the advisory, non-binding proposal to approve the compensation of Northeast’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,121,931	395,953	191,738	1,913,396

3. To ratify the appointment of Ernst & Young LLP as Northeast’s independent registered public accounting firm for the fiscal year ending June 30, 2015:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,589,881	11,331	21,806	—

4. To approve, on an advisory, non-binding basis, the frequency of the shareholder vote to approve the compensation of the named executive officers:

1 YEAR	2 YEAR	3 YEAR	ABSTAIN	BROKER NON-VOTES
6,569,346	21,160	98,255	20,861	1,913,396

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NORTHEAST BANCORP

By:	/s/ Claire S. Bean
Name:	Claire S. Bean
Title:	Chief Financial Officer

Date: November 20, 2014